Exhibit 99.1

CHARLOTTE RUSSE HOLDING, INC. ANNOUNCES

UPDATED EARNINGS GUIDANCE FOR THE SECOND QUARTER AND

OUTLOOK FOR THE THIRD QUARTER OF FISCAL 2008

SAN DIEGO, California, March 26, 2008 – Charlotte Russe Holding, Inc. (NASDAQ: CHIC), a growing mall-based specialty retailer of fashionable, value-priced apparel and accessories targeting young women in their teens and twenties, today supplemented the Company’s previous earnings guidance for the second quarter ending March 29, 2008 and provided the Company’s current outlook for the third quarter ending June 28, 2008.

Income Tax Adjustment

A favorable tax adjustment of approximately $830,000 will be recorded in the second quarter of fiscal 2008 resulting in a $0.03 benefit to diluted earnings per share. In addition, the Company is reducing the estimated effective income tax rate for fiscal 2008 from 39.4% to 38.3%.

The second quarter tax adjustment includes a reversal of a prior year tax accrual of approximately $580,000. The remaining adjustment reflects the impact of a lower effective tax rate in the first quarter of fiscal 2008. Beginning with the second quarter, the Company will accrue income tax expense at the revised rate of 38.3%.

The reduction in the estimated effective income tax rate is primarily driven by a revised blended state tax rate.

Second Quarter Earnings Guidance

Based on business trends to-date, and excluding the tax adjustment described above, the Company re-affirms its previous sales and earnings guidance range of $0.12 to $0.15 diluted earnings per share for the second quarter ending March 29, 2008. Taking into account the $0.03 impact of the tax adjustment described above, the Company now anticipates diluted earnings per share in the range of $0.15 to $0.18 for the second quarter ending March 29, 2008.

Third Quarter Outlook

Mark Hoffman, Chief Executive Officer, commented: “We expect earnings to be in line with our guidance for the second quarter. However, as we stated previously, we anticipate the third quarter will be impacted by the shift of the Easter holiday and spring break periods. In addition, in order to give investors further insight into the third quarter which begins on March 30, 2008, we took into consideration the declining transaction levels and lower consumer spending we have experienced over the last seven weeks. While the Easter holiday shift drove a positive comp for the third week of March, we were disappointed with our sales performance for the holiday period. Based on our recent sales trends coupled with the current challenges in the retail environment, we are guiding to a flat to low single digit negative comparable store sales decline and diluted earnings per share in the range of $0.27 to $0.30 for the third quarter ending June 28, 2008. We will provide a further update on our third quarter sales and earnings outlook on our second quarter earnings release conference call scheduled for April 23, 2008.”

Charlotte Russe Holding, Inc. is a mall-based specialty retailer of fashionable, value-priced apparel and accessories targeting young women in their teens and twenties. At December 29, 2007 the Company operated 440 stores in 45 states and Puerto Rico. The Company expects to open approximately 60 new stores in fiscal 2008. For more information about the Company, please visit http://www.charlotterusse.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this press release contains forward-looking statements. Such statements include, but are not limited to, statements about the Company’s financial guidance and expectations for the second and third quarters of fiscal 2008. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that the Company will not achieve or will exceed anticipated financial results or comparable store sales increases, the Company will not open new Charlotte Russe stores or remodel existing stores in the numbers or on the schedule anticipated, general and regional economic conditions, industry trends, consumer demands and preferences, competition from other retailers and uncertainties generally associated with women’s apparel and accessory retailing. A complete description of these factors, as well as others that could affect the Company’s business, is set forth in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC.

For more information about the Company, please visit http://www.charlotterusse.com.

Contact: Patti Johnson

              Executive Vice President and Chief Financial Officer

              Charlotte Russe Holding, Inc.

              858-490-2603

              Joseph Teklits

              ICR, Inc.

              (203) 682-8258